Exhibit 99.1

Equinix Reports Third Quarter 2009 Results

  Increased quarterly revenues to $227.6 million, a 7% increase over the previous quarter and a 24% increase over the same quarter last year
  Increased quarterly adjusted EBITDA to $106.0 million, a 7% increase over the previous quarter and a 38% increase over the same quarter last year
  Raised 2009 annual revenue guidance to $875.0 million to $880.0 million and adjusted EBITDA guidance to $395.0 million to $400.0 million

FOSTER CITY, Calif.--(BUSINESS WIRE)--October 21, 2009--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly results for the quarter ended September 30, 2009.

Revenues were $227.6 million for the third quarter, a 7% increase over the previous quarter, and a 24% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $218.3 million for the third quarter, a 6% increase over the previous quarter, and a 26% increase over the same quarter last year. Non-recurring revenues were $9.3 million in the quarter, consisting primarily of professional services and installation fees.

Cost of revenues was $126.0 million for the third quarter, a 6% increase over the previous quarter and a 15% increase over the same quarter last year. Excluding depreciation, amortization, accretion and stock-based compensation of $44.1 million for the third quarter, cost of revenues was $81.9 million for the third quarter, which the Company refers to as cash cost of revenues, a 9% increase over the previous quarter, and a 16% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 64%, down from 65% the previous quarter and up from 62% the same quarter last year.

Selling, general and administrative expenses were $54.6 million for the third quarter, a 1% increase from the previous quarter and a 6% increase over the same quarter last year. Excluding depreciation, amortization and stock-based compensation of $15.0 million for the third quarter, selling, general and administrative expenses were $39.6 million for the third quarter, which the Company refers to as cash selling, general and administrative expenses, a 3% increase over the previous quarter, and a 9% increase over the same quarter last year. Interest and other expenses, net, was $19.4 million for the quarter, a 54% increase over the previous quarter, and a 23% increase over the same quarter last year.

Net income for the third quarter was $18.8 million compared to net income of $17.4 million in the previous quarter and net income of $5.6 million in the same quarter last year. This represents a basic net income per share of $0.49 based on a weighted average share count of 38.8 million and a diluted net income per share of $0.47 based on a weighted average share count of 39.9 million for the third quarter of 2009.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs, for the third quarter was $106.0 million, an increase of 7% from the previous quarter, and up 38% from the same quarter last year.

“Equinix delivered strong results in the third quarter, driven by solid demand and sound execution across all areas of the business,” said Steve Smith, president and CEO of Equinix. “As we have continued our disciplined expansion strategy throughout the challenging macroeconomic climate of the past several quarters, we are well positioned to continue building upon our global market leadership position, and we continue to see a strong opportunity in front of us as the economy begins to recover.”

Capital expenditures in the third quarter were $88.7 million, of which $14.7 million was attributed to ongoing capital expenditures and $74.0 million was attributed to expansion capital expenditures.

The Company generated cash from operating activities of $107.5 million for the third quarter as compared to $78.7 million in the previous quarter, and $63.3 million the same quarter last year. Cash used in investing activities was $260.5 million in the third quarter as compared to $204.1 million in the previous quarter and $82.4 million for the same quarter last year.

As of September 30, 2009, the Company’s cash, cash equivalents and investments were $627.4 million, as compared to $603.4 million as of June 30, 2009.

Company Metrics

  To view Equinix's Non-Financial Metrics, please visit the Investors section of Equinix's web site at www.equinix.com/investors and click on View Equinix’s Non-Financial Metrics

Changes in Estimates – Property, Plant and Equipment

During the three months ended September 30, 2009, the Company reassessed the estimated useful lives of its property, plant and equipment as part of a review of the assumptions used to estimate the useful lives of its property, plant and equipment. This reassessment has generally resulted in extended estimated useful lives for many of the Company’s property, plant and equipment categories, such as IBX plant and machinery, resulting in a decrease to depreciation expense.

The change in the estimated useful lives of certain of the Company’s property, plant and equipment is accounted for as a change in accounting estimate on a prospective basis from the three months ended September 30, 2009 under the accounting standard related to a change in accounting estimate.

The change in estimated useful lives of certain of the Company’s property, plant and equipment, which has decreased the Company’s depreciation expense by $4.8 million for the three and nine months ended September 30, 2009, has resulted in the following increases (in thousands, except per share amounts):

	Three months ended	Nine months ended
	September 30, 2009
Income from operations	$4,804	$4,804
Net income	2,993	2,993
Earnings per share:
Basic	0.08	0.08
Diluted	0.08	0.08

Adoption of Recent Accounting Pronouncements

As a result of the Company’s adoption of a FASB accounting standard related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, effective January 1, 2009 and a FASB accounting standard related to the accounting for instruments granted in share-based payment transactions that are considered participating securities prior to vesting and should therefore be included in the calculation of earnings per share effective January 1, 2009, the Company adjusted its comparative condensed consolidated financial statements previously issued to reflect such changes in accounting principle.

Business Outlook

For the full year of 2009, total revenues are expected to be in the range of $875.0 to $880.0 million. Total year cash gross margins are expected to range between approximately 63% and 64%. Cash selling, general and administrative expenses are expected to be approximately $160.0 million. Adjusted EBITDA for the year is expected to be between $395.0 and $400.0 million. Capital expenditures for 2009 are expected to be in the range of $390.0 to $400.0 million, comprised of approximately $60.0 million of ongoing capital expenditures and $330.0 to $340.0 million of expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, October 21, 2009, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 1-773-756-4788 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading.

A replay of the call will be available beginning on Wednesday, October 21, 2009, at 7:30 p.m. (ET) through November 21, 2009 by dialing 1-203-369-1619. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, content and financial companies, and network service providers rely upon Equinix’s insight and expertise to protect and connect their most valued information assets. Equinix operates 45 International Business Exchange™ (IBX®) data centers across 18 markets in North America, Europe and Asia-Pacific.

Important information about Equinix is routinely posted on the investor relations page of its website located at www.equinix.com/investors. We encourage you to check Equinix’s website regularly for the most up-to-date information.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are unique transactions, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and nine months ended September 30, 2009 and 2008, presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
			As Adjusted		As Adjusted
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008

Recurring revenues	$218,334	$205,313	$173,517	$614,934	$487,271
Non-recurring revenues	9,224	7,855	10,218	25,023	26,726
Revenues	227,558	213,168	183,735	639,957	513,997

Cost of revenues	126,007	118,534	109,905	356,346	306,453
Gross profit	101,551	94,634	73,830	283,611	207,544

Operating expenses:
Sales and marketing	15,543	16,369	16,009	46,315	46,650
General and administrative	39,071	37,456	35,529	111,677	111,350
Restructuring charges	-	(220)	799	(6,053)	799
Acquisition costs	1,379	-	-	1,379	-
Total operating expenses	55,993	53,605	52,337	153,318	158,799

Income from operations	45,558	41,029	21,493	130,293	48,745

Interest and other income (expense):
Interest income	353	680	1,968	1,949	7,820
Interest expense	(22,256)	(15,912)	(15,671)	(51,619)	(45,179)
Other-than-temporary impairment loss on investments	-	-	(1,527)	(2,687)	(1,527)
Other income (expense)	2,484	2,610	(520)	3,675	602
Total interest and other, net	(19,419)	(12,622)	(15,750)	(48,682)	(38,284)

Net income before income taxes	26,139	28,407	5,743	81,611	10,461

Income tax expense	(7,327)	(10,967)	(187)	(29,902)	(400)

Net income	$18,812	$17,440	$5,556	$51,709	$10,061

Net income per share:

Basic net income per share	$0.49	$0.46	$0.15	$1.35	$0.27

Diluted net income per share	$0.47	$0.44	$0.15	$1.32	$0.27

Shares used in computing basic net income per share	38,787	38,152	37,268	38,270	36,976

Shares used in computing diluted net income per share	39,887	39,318	38,023	39,305	37,854

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
				As Adjusted		As Adjusted
		September 30,	June 30,	September 30,	September 30,	September 30,
		2009	2009	2008	2009	2008

Recurring revenues		$218,334	$205,313	$173,517	$614,934	$487,271
Non-recurring revenues		9,224	7,855	10,218	25,023	26,726
	Revenues (1)	227,558	213,168	183,735	639,957	513,997

Cash cost of revenues (2)		81,931	75,177	70,601	229,047	198,450
	Cash gross profit (3)	145,627	137,991	113,134	410,910	315,547

Cash operating expenses (4):
	Cash sales and marketing expenses(5)	11,453	12,204	12,082	34,637	34,470
	Cash general and administrative expenses (6)	28,138	26,253	24,079	79,325	72,701
	Total cash operating expenses (7)	39,591	38,457	36,161	113,962	107,171

Adjusted EBITDA (8)		$106,036	$99,534	$76,973	$296,948	$208,376

Cash gross margins (9)		64%	65%	62%	64%	61%

Adjusted EBITDA margins (10)		47%	47%	42%	46%	41%

Adjusted EBITDA flow-through rate (11)		45%	59%	67%	71%	48%

(1)	The geographic split of our revenues on a services basis is presented below:

	United States Revenues:

	Colocation	$109,161	$104,337	$87,988	$312,502	$246,338
	Interconnection	22,494	21,956	20,756	65,966	59,881
	Managed infrastructure	529	522	545	1,620	1,602
	Rental	123	118	133	402	498
	Recurring revenues	132,307	126,933	109,422	380,490	308,319
	Non-recurring revenues	4,027	2,813	5,437	10,484	12,983
	Revenues	136,334	129,746	114,859	390,974	321,302

	Asia-Pacific Revenues:

	Colocation	22,768	20,847	14,592	62,833	39,888
	Interconnection	2,831	2,516	1,897	7,643	5,080
	Managed infrastructure	3,515	3,590	3,432	10,640	10,619
	Rental	-	-	-	-	-
	Recurring revenues	29,114	26,953	19,921	81,116	55,587
	Non-recurring revenues	1,304	1,413	1,658	4,205	4,769
	Revenues	30,418	28,366	21,579	85,321	60,356

	Europe Revenues:

	Colocation	51,855	46,625	39,358	138,707	110,035
	Interconnection	1,910	1,662	1,462	4,957	3,517
	Managed infrastructure	2,976	3,019	3,233	9,268	9,499
	Rental	172	121	121	396	314
	Recurring revenues	56,913	51,427	44,174	153,328	123,365
	Non-recurring revenues	3,893	3,629	3,123	10,334	8,974
	Revenues	60,806	55,056	47,297	163,662	132,339

	Worldwide Revenues:

	Colocation	183,784	171,809	141,938	514,042	396,261
	Interconnection	27,235	26,134	24,115	78,566	68,478
	Managed infrastructure	7,020	7,131	7,210	21,528	21,720
	Rental	295	239	254	798	812
	Recurring revenues	218,334	205,313	173,517	614,934	487,271
	Non-recurring revenues	9,224	7,855	10,218	25,023	26,726
	Revenues	$227,558	$213,168	$183,735	$639,957	$513,997

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$126,007	$118,534	$109,905	$356,346	$306,453
	Depreciation, amortization and accretion expense	(42,189)	(41,899)	(38,047)	(122,860)	(104,568)
	Stock-based compensation expense	(1,887)	(1,458)	(1,257)	(4,439)	(3,435)
	Cash cost of revenues	$81,931	$75,177	$70,601	$229,047	$198,450

	The geographic split of our cash cost of revenues is presented below:

	U.S. cash cost of revenues	$43,123	$40,054	$37,506	$121,778	$104,099
	Asia-Pacific cash cost of revenues	10,697	10,451	8,848	30,959	25,489
	Europe cash cost of revenues	28,111	24,672	24,247	76,310	68,862
	Cash cost of revenues	$81,931	$75,177	$70,601	$229,047	$198,450

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges, acquisition costs and gains on asset sales. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$15,543	$16,369	$16,009	$46,315	$46,650
	Depreciation and amortization expense	(1,409)	(1,327)	(1,560)	(3,979)	(4,759)
	Stock-based compensation expense	(2,681)	(2,838)	(2,367)	(7,699)	(7,421)
	Cash sales and marketing expenses	$11,453	$12,204	$12,082	$34,637	$34,470

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$39,071	$37,456	$35,529	$111,677	$111,350
	Depreciation and amortization expense	(1,468)	(2,040)	(2,512)	(5,460)	(7,554)
	Stock-based compensation expense	(9,465)	(9,163)	(8,938)	(26,892)	(31,095)
	Cash general and administrative expenses	$28,138	$26,253	$24,079	$79,325	$72,701

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$11,453	$12,204	$12,082	$34,637	$34,470
	Cash general and administrative expenses	28,138	26,253	24,079	79,325	72,701
	Cash SG&A	$39,591	$38,457	$36,161	$113,962	$107,171

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	U.S. cash SG&A	$25,187	$23,678	$22,728	$72,195	$65,628
	Asia-Pacific cash SG&A	5,023	4,996	4,638	14,709	14,358
	Europe cash SG&A	9,381	9,783	8,795	27,058	27,185
	Cash SG&A	$39,591	$38,457	$36,161	$113,962	$107,171

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$45,558	$41,029	$21,493	$130,293	$48,745
	Depreciation, amortization and accretion expense	45,066	45,266	42,119	132,299	116,881
	Stock-based compensation expense	14,033	13,459	12,562	39,030	41,951
	Restructuring charges	-	(220)	799	(6,053)	799
	Acquisition costs	1,379	-	-	1,379	-
	Adjusted EBITDA	$106,036	$99,534	$76,973	$296,948	$208,376

	The geographic split of our adjusted EBITDA is presented below:

	U.S. income from operations	$31,571	$28,748	$16,210	$94,260	$44,744
	U.S. depreciation, amortization and accretion expense	25,838	27,274	27,317	79,151	75,206
	U.S. stock-based compensation expense	10,295	10,212	10,299	29,323	30,826
	U.S. restructuring charges	-	(220)	799	(6,053)	799
	U.S. acquisition costs	320	-	-	320	-
	U.S. adjusted EBITDA	68,024	66,014	54,625	197,001	151,575

	Asia-Pacific income from operations	6,892	4,394	2,119	15,625	3,932
	Asia-Pacific depreciation, amortization and accretion expense	5,612	6,758	4,419	18,697	12,492
	Asia-Pacific stock-based compensation expense	2,194	1,767	1,555	5,331	4,085
	Asia-Pacific adjusted EBITDA	14,698	12,919	8,093	39,653	20,509

	Europe income from operations	7,095	7,887	3,164	20,408	69
	Europe depreciation, amortization and accretion expense	13,616	11,234	10,383	34,451	29,183
	Europe stock-based compensation expense	1,544	1,480	708	4,376	7,040
	Europe acquisition costs	1,059	-	-	1,059	-
	Europe adjusted EBITDA	23,314	20,601	14,255	60,294	36,292

	Adjusted EBITDA	$106,036	$99,534	$76,973	$296,948	$208,376

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	U.S. cash gross margins	68%	69%	67%	69%	68%

	Asia-Pacific cash gross margins	65%	63%	59%	64%	58%

	Europe cash gross margins	54%	55%	49%	53%	48%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	U.S. adjusted EBITDA margins	50%	51%	48%	50%	47%

	Asia-Pacific adjusted EBITDA margins	48%	46%	38%	46%	34%

	Europe adjusted EBITDA margins	38%	37%	30%	37%	27%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$106,036	$99,534	$76,973	$296,948	$208,376
	Less adjusted EBITDA - prior period	(99,534)	(91,378)	(69,134)	(230,207)	(123,012)
	Adjusted EBITDA growth	$6,502	$8,156	$7,839	$66,741	$85,364

	Revenues - current period	$227,558	$213,168	$183,735	$639,957	$513,997
	Less revenues - prior period	(213,168)	(199,231)	(172,044)	(546,462)	(334,333)
	Revenue growth	$14,390	$13,937	$11,691	$93,495	$179,664

	Adjusted EBITDA flow-through rate	45%	59%	67%	71%	48%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

		As Adjusted
Assets	September 30,	December 31,
	2009	2008

Cash and cash equivalents	$283,147	$220,207
Short-term investments	326,234	42,112
Accounts receivable, net	67,589	66,029
Deferred tax assets	15,163	35,936
Other current assets	21,961	15,227
Total current assets	714,094	379,511
Long-term investments	18,061	45,626
Property, plant and equipment, net	1,703,009	1,492,830
Goodwill	377,556	342,829
Intangible assets, net	52,062	50,918
Deferred tax assets	43,938	65,228
Other assets	53,858	57,794
Total assets	$2,962,578	$2,434,736

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$104,288	$74,317
Accrued property and equipment	64,598	89,518
Current portion of capital lease and other financing obligations	6,347	4,499
Current portion of mortgage and loans payable	53,101	52,054
Current portion of convertible debt	-	19,150
Other current liabilities	51,827	50,455
Total current liabilities	280,161	289,993
Capital lease and other financing obligations, less current portion	154,179	133,031
Mortgage and loans payable, less current portion	394,263	386,446
Convertible debt, less current portion	888,364	608,510
Other liabilities	111,177	100,095
Total liabilities	1,828,144	1,518,075

Common stock	39	38
Additional paid-in capital	1,636,984	1,524,834
Accumulated other comprehensive loss	(98,887)	(152,800)
Accumulated deficit	(403,702)	(455,411)
Total stockholders' equity	1,134,434	916,661

Total liabilities and stockholders' equity	$2,962,578	$2,434,736

Ending headcount by geographic region is as follows:

U.S. headcount	705	646
Asia-pacific headcount	229	190
Europe headcount	344	279
Total headcount	1,278	1,115

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

		As Adjusted
	September 30,	December 31,
	2009	2008

Capital lease and other financing obligations	$160,526	$137,530

European financing	135,455	130,981
Chicago IBX financing	109,991	109,991
Mortgage payable	92,432	94,362
Asia-Pacific financing	72,990	87,009
Singapore financing	23,764	-
Netherlands financing	10,247	6,485
Other note payable	2,485	9,672
Total mortgage and loans payable	447,364	438,500

Convertible debt, net of debt discount	888,364	627,660
Plus debt discount	131,372	37,476
Total convertible debt principal	1,019,736	665,136

Total debt outstanding	$1,627,626	$1,241,166

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
			As Adjusted		As Adjusted
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$18,812	$17,440	$5,556	$51,709	$10,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	45,066	45,266	42,119	132,299	116,881
Stock-based compensation	14,033	13,459	12,562	39,030	41,951
Debt issuance costs and debt discount	6,496	3,277	2,963	12,210	8,635
Restructuring charges	-	(220)	799	(6,053)	799
Other reconciling items	(426)	921	961	3,269	91
Changes in operating assets and liabilities:
Accounts receivable	1,003	(5,838)	(2,252)	(23)	(3,783)
Deferred tax assets, net	3,811	8,068	-	20,750	-
Accounts payable and accrued expenses	5,714	6,683	(522)	18,248	5,015
Other assets and liabilities	13,030	(10,317)	1,135	1,543	11,613
Net cash provided by operating activities	107,539	78,739	63,321	272,982	191,263
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(146,045)	(136,157)	2,784	(258,582)	(76,147)
Purchase of Upminster, less cash acquired	(28,176)	-	-	(28,176)	-
Purchase of Virtu, less cash acquired	-	-	-	-	(23,241)
Purchases of other property and equipment	(88,655)	(76,816)	(95,445)	(240,440)	(305,546)
Accrued property and equipment	460	6,050	10,226	(27,362)	(16,015)
Other investing activities	1,867	2,863	-	12,066	(13,901)
Net cash used in investing activities	(260,549)	(204,060)	(82,435)	(542,494)	(434,850)
Cash flows from financing activities:
Proceeds from employee equity awards	14,096	4,892	6,849	23,050	26,087
Proceeds from convertible debt	-	373,750	-	373,750	-
Proceeds from mortgage and loans payable	27,935	-	24,576	28,679	102,101
Repayment of capital lease and other financing obligations	(1,427)	(1,369)	(956)	(3,765)	(2,874)
Repayment of mortgage and loans payable	(11,003)	(16,312)	(4,034)	(34,525)	(11,456)
Capped call costs	-	(49,664)	-	(49,664)	-
Equity issuance costs	(9)	(2,786)	-	(2,795)	-
Debt issuance costs	(788)	(7,170)	(7)	(8,210)	(908)
Net cash provided by financing activities	28,804	301,341	26,428	326,520	112,950
Effect of foreign currency exchange rates on cash and cash equivalents	2,136	7,148	2,244	5,932	689
Net increase (decrease) in cash and cash equivalents	(122,070)	183,168	9,558	62,940	(129,948)
Cash and cash equivalents at beginning of period	405,217	222,049	151,127	220,207	290,633
Cash and cash equivalents at end of period	$283,147	$405,217	$160,685	$283,147	$160,685

Free cash flow (1)	$(6,965)	$10,836	$(21,898)	$(10,930)	$(167,440)

Adjusted free cash flow (2)	$21,211	$10,836	$(21,898)	$17,246	$(144,199)

(1)	We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$107,539	$78,739	$63,321	$272,982	$191,263
Net cash used in investing activities as presented above	(260,549)	(204,060)	(82,435)	(542,494)	(434,850)
Purchases, sales and maturities of investments, net	146,045	136,157	(2,784)	258,582	76,147
Free cash flow (negative free cash flow)	$(6,965)	$10,836	$(21,898)	$(10,930)	$(167,440)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions and proceeds from asset sales as presented below:

Free cash flow (as defined above)	$(6,965)	$10,836	$(21,898)	$(10,930)	$(167,440)
Less purchase of Upminster, less cash acquired	28,176	-	-	28,176	-
Less purchase of Virtu, less cash acquired	-	-	-	-	23,241
Adjusted free cash flow (negative adjusted free cash flow)	$21,211	$10,836	$(21,898)	$17,246	$(144,199)

CONTACT:
Media:
K/F Communications, Inc.
David Fonkalsrud, 415-255-6506
dave@kfcomm.com
or
Investor Relations:
Equinix, Inc.
Jason Starr, 650-513-7402
jstarr@equinix.com